UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: January 7, 2013
(Date of earliest event reported)

Data I/O Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 0-10394
_____________________________________

Washington	91-0864123
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 185th Ave. N.E., Suite 101 Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items reported in this filing:

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 7, 2013, Steve Quist and William Walker announced their retirement from the Data I/O Board of Directors effective January 31, 2013.  Their decision was not the result of any disagreement with Data I/O or its management.

These retirements are part of a Board of Director succession and transition planning process which began in early 2012.  We are in the final process of evaluating additional director candidates.  We expect this process to be complete and any additional director appointments to be effective January 31, 2013.  Our other current directors, Douglas Brown, Anthony Ambrose, Ken Myer and Brian Crowley, remain on the Data I/O Board of Directors.

Steve Quist joined the Data I/O Board in 2001, and has served as Chairman of the Compensation Committee.  Bill Walker joined the Data I/O Board in 2003, and has served as the Chairman of the Audit Committee. They serve currently as members of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

January 11, 2013	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Financial Officer